UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2026

JONES SODA CO.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Sale of Promissory Note

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission by Jones Soda Co. (the “Company”) on June 30, 2025 (the “Prior 8-K”), on June 19, 2025, the Company was issued a secured promissory note by MJ Reg Disrupters, LLC (“Debtor”) in the original principal amount of $2,510,601.30 (the “Note”). The description of the Note is qualified in its entirety by reference to the Prior 8-K.

On January 16, 2026, the Company entered into an Assignment and Assumption of Debt Agreement (the “Agreement”) with Two Shores Capital Corp. (“Assignee”), and Debtor pursuant to which the Company agreed to assign the Note to Assignee for a cash payment of $1,400,000. As of December 31, 2025, the remaining balance under the Note was $2,000,000, which was due by June 2028 in separate installments. Pursuant to the Agreement, the Company also agreed to issue Assignee warrants to purchase 550,000 shares of the Company’s common stock for $0.40 per share. The warrants are exercisable for three years.

The Company intends to use the proceeds for general working capital.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026	JONES SODA CO.

/s/ Brian Meadows
Brian Meadows
Chief Financial Officer

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